BELECTRIC™
A Better Electric

MASTER SERVICES AGREEMENT

This agreement ("Agreement"), with an effective date of March 20, 2013, is by and between Coronus Energy Corp. ("CLIENT") and Belectric, Inc. ("CONSULTANT").

In consideration of the mutual covenants and promises contained herein, the parties agree as follows:

1 SCOPE OF SERVICES

1.1 The services to be performed by CONSULTANT under this Agreement ("Services") shall be set forth in individual task orders using the general format set forth in Attachment A ("Task Order"), attached hereto and incorporated herein by reference.

2 TASK ORDER PROCESS

2.1 Upon the request of CLIENT, CONSULTANT shall prepare a Task Order containing an identification of the project ("Project"), description of the Services, compensation to be paid to CONSULTANT for the performance of the Services ("Compensation"), and a proposed schedule for the performance ("Project Schedule") for the Services.

2.2 Upon mutual agreement of the parties, the Task Order shall be finalized and executed by the parties. The effective date of the task order will be as set forth in the individual Task Order.

2.3 Changes to the Task Order shall be made in writing and signed by both parties.

3 INVOICING AND PAYMENT

3.1 CONSULTANT shall submit its standard monthly invoice describing the Services performed and expenses incurred during the preceding month. CLIENT shall make payment of all undisputed portions of such invoice and provide written justification for the withholding of any disputed portions to CONSULTANT within thirty (30) calendar days from the date of CONSULTANT's monthly invoice.

3.2 Payment of all Compensation due CONSULTANT pursuant to this Agreement shall be a condition precedent to CLIENT's use or reliance upon any of CONSULTANT's professional services or work products furnished under this Agreement.

3.3 In the event payment for the Services has not been made within 60 calendar days from the date of the invoice, CONSULTANT may, after giving 7 calendar days written notice and without penalty or liability of any nature, and without waiving any claim against CLIENT, suspend all or any part of the Services. In order to defray carrying charges resulting from delayed payments, simple interest at the rate of 1.5% per month (18% per annum), not to exceed the maximum rate allowed by law, shall be added to the unpaid balance of each invoice. The interest period shall

commence 30 calendar days after the date of the invoice. Payments shall first be credited to interest and then to principal.

4 PERIOD OF PERFORMANCE

4.1 This Agreement shall have an effective date as set forth above and shall remain in effect until December 31, 2014 unless terminated earlier pursuant to this Agreement. This Agreement may be partially terminated on a photovoltaic power plant project ("Project")-by-Project basis due to execution of a Project-specific Engineering, Procurement, and Construction contract ("EPC Contract") for the same individual Project. In this event, this Agreement will be superseded by the terms and conditions of the individual Project's EPC Contract, subject to paragraph 4.3 below, but will survive in its entirety for all remaining individual Project(s) without a Project-specific EPC Contract executed.

4.2 The period of performance for the Services under each Task Order shall be as set forth in the applicable Task Order.

4.3 In the event of the expiration or partial termination of this Agreement, CONSULTANT shall, unless otherwise directed by CLIENT, complete its performance of any outstanding Task Orders then pending in accordance with the terms and conditions of such Task Order(s) as may be further amended and this Agreement. In such case, the specifications, terms and conditions of the Task Order(s) and this Agreement shall be deemed to have survived the expiration of this Agreement with respect to such Task Order(s) until such time as the Task Order(s) are completed.

5 CLIENT'S RESPONSIBILITIES

5.1 CLIENT shall designate a person to act as CLIENT's representative with respect to this Agreement. Such person will have complete authority to transmit instructions, receive information and interpret and define CLIENT's policies and decisions.

5.2 CLIENT shall furnish to CONSULTANT all applicable information and technical data in CLIENT's possession or control reasonably required for the proper performance of the Services. CLIENT shall also disclose to CONSULTANT hazards at the Project site ("Site") which pose a significant threat to human health or the environment. CONSULTANT shall be entitled to reasonably rely upon the information and data provided by CLIENT or obtained from generally accepted sources within the industry without independent verification except to the extent such verification is expressly included in the scope of Services.

5.3 CLIENT shall examine all studies, reports, sketches, drawings, specifications, and other documents presented by CONSULTANT, seek legal advice, the advice of an insurance counselor, or other consultant(s), as CLIENT deems appropriate for such examination.

5.4 CLIENT shall arrange for access to and make all provisions for CONSULTANT to enter upon private property as required for CONSULTANT to properly perform the Services.

5.5 CLIENT shall obtain, where applicable, the following:

5.5.1 All published advertisements for bids;

5.5.2 All permits and licenses that may be required of CLIENT by local, state, or federal authorities;

5.5.3 All necessary land, easements, and rights-of-way; and

5.5.4 All items and services not specifically covered by the terms and conditions of this Agreement.

5.5.5 CLIENT shall pay for any costs associated with the above items.

6 CONSULTANT'S RESPONSIBILITIES

6.1 CONSULTANT shall designate a project manager for the performance of the Services.

6.2 CONSULTANT shall perform the Services as an independent contractor and not as CLIENT's agent or employee. CONSULTANT shall be solely responsible for the compensation, benefits, contributions and taxes, if any, of its employees and agents.

6.3 The standard of care applicable to CONSULTANT's Services will be the degree of skill and diligence normally employed by professional consultants performing the same or similar services at the time and location said Services are performed.

6.4 CONSULTANT may, during the course of its Services, prepare opinions of the probable cost of construction.

6.5 When CONSULTANT provides on-site monitoring personnel during construction as part of its Services, the on-site monitoring personnel will notify CLIENT of any observed defects in the Work; will otherwise make reasonable efforts to guard CLIENT against defects and deficiencies in the work of the contractor(s) and will help to determine if the provisions of the contract documents are being fulfilled. Providing on-site monitoring personnel will not, however, cause CONSULTANT to be responsible for those duties and responsibilities which belong to the construction contractor, and which include, but are not limited to, full responsibility for the means, methods, techniques, sequences and progress of construction, and the health and safety precautions incidental thereto, and for performing the construction in accordance with the contract documents.

6.6 In addition to or in lieu of on-site personnel, CONSULTANT's off-site staff may periodically visit the Project site as part of its Services. Such periodic visits and any observations made by CONSULTANT during such periodic visits shall not make CONSULTANT responsible for, nor relieve the construction contractor of the sole responsibility for all construction means, methods, techniques, sequences, and progress of construction, and the health and safety precautions incidental thereto, and for performing the construction in accordance with the contract documents.

7 CHANGE ORDERS

7.1 CLIENT or CONSULTANT may, from time to time, request modifications or changes in the Services. To the extent that the Services to be performed by CONSULTANT have been affected by such change, CONSULTANT's Compensation and Project Schedule shall be equitably adjusted. All changes shall be set forth in a written Change Order in the form of Attachment B, incorporated herein by reference, and executed by both parties.

8 FORCE MAJEURE

8.1 Neither party shall be responsible for a delay in its performance under this Agreement, other than a delay in payment for Services already performed, if such delay is caused by extraordinary weather conditions or other natural catastrophes war, terrorism, riots, strikes, lockouts or other industrial disturbances, or other events beyond the reasonable control of the claiming party. CONSULTANT shall be entitled to an equitable adjustment to the Compensation and the Project Schedule as a result of any such delay.

9 CONFIDENTIALITY

9.1 CONSULTANT shall treat as confidential and proprietary all information and data delivered to it by CLIENT ("Confidential Information"). Confidential Information shall not be disclosed to any third party, other than CONSULTANT's subcontractors or subconsultants, during or subsequent to the term of this Agreement. Nothing contained herein shall preclude CONSULTANT from disclosing information or data: (i) in the public domain without breach of this Agreement; (ii) developed independently by CONSULTANT; or (iii) where disclosure or submission to any governmental authority is required by applicable statutes, ordinances, codes, regulations, consent decrees, orders, judgements, rules, and all other requirements of any and all governmental or judicial entities that have jurisdiction over the Services ("Law"), but only after written notice has been received by CLIENT.

10 RIGHTS IN DATA

10.1 All right, title and interest in and to the work products resulting from all Services associated with each Project shall be the property of CLIENT ("Work Product"). Methodologies, process know-how and other instruments of service used to prepare the Work Product shall remain the property of CONSULTANT. Any modification or reuse of the Work Product without written verification or adaptation by CONSULTANT for the specific purpose intended will be at CLIENT's sole risk and without liability or legal exposure to CONSULTANT or to CONSULTANT'S subcontractors and subconsultants.

11 INSURANCE

11.1 CONSULTANT will furnish to CLIENT copies of insurance certificates evidencing that it maintains the following coverages while performing Services, subject to the terms and conditions of the policies:

TYPE	AMOUNT
Workers Compensation	Statutory
Employers' Liability	$1,000,000 policy limit
Commercial General Liability	$1,000,000
Automobile Liability	$1,000,000
Professional Liability	$1,000,000

11.2 CONSULTANT will furnish CLIENT with certificates of insurance verifying the above referenced coverages and stating that the insurance carrier will provide CLIENT with thirty days prior written notice of insurance cancellation or reduction below the above listed requirements. CONSULTANT shall list CLIENT as an additional insured on the Commercial General Liability and the Automobile Liability insurance.

12 INDEMNITY

12.1 CONSULTANT agrees to indemnify CLIENT, its officers, directors and employees, from loss or damage for bodily injury or property damage, ("Claims"), to the extent caused by the negligence of CONSULTANT in the performance of the Services. This obligation to indemnify CLIENT shall not impose any obligation on CONSULTANT that exceeds the Limitation of Liability provisions set forth below.

12.2 IN NO EVENT SHALL CONSULTANT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS OR INTERRUPTION OF BUSINESS) ARISING OUT OF OR RELATED TO THE

SERVICES PROVIDED UNDER THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13 LIMITATION OF LIABILITY

13.1 IN RECOGNITION OF THE RELATIVE RISKS AND BENEFITS OF THE PROJECT TO BOTH CLIENT AND CONSULTANT, THE PARTIES AGREE, TO THE FULLEST EXTENT PERMITTED BY LAW, TO LIMIT THE AGGREGATE LIABILITY OF CONSULTANT, ITS PARENT, AFFILIATES AND SUBCONTRACTORS, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, TO $50,000 OR THE COMPENSATION FOR THE SERVICES, WHICHEVER IS GREATER. THIS LIMITATION OF LIABILITY SHALL APPLY TO ALL SUITS, CLAIMS, ACTIONS, LOSSES, COSTS (INCLUDING LEGAL FEES) AND DAMAGES OF ANY NATURE ARISING FROM OR RELATED TO THIS AGREEMENT AND WITHOUT REGARD TO THE LEGAL THEORY UNDER WHICH SUCH LIABILITY IS IMPOSED.

13.2 CONSULTANT MAY AGREE, AT CLIENT'S REQUEST, TO INCREASE THIS LIMITATION OF LIABILITY TO A GREATER SUM IN EXCHANGE FOR A NEGOTIATED INCREASE IN CONSULTANT'S FEE. ANY INCREASE IN THIS LIMITATION OF LIABILITY MUST BE IN WRITING AS A FORMAL AMENDMENT TO THIS AGREEMENT AND MUST BE SIGNED AND DATED BY AUTHORIZED REPRESENTATIVES OF EACH PARTY. ANY ADDITIONAL CHARGE FOR HIGHER LIABILITY IS CONSIDERATION FOR THE GREATER RISK ASSUMED BY CONSULTANT AND IS NOT A CHARGE FOR ADDITIONAL INSURANCE.

13.3 BY ENTERING INTO THIS AGREEMENT, THE PARTIES ACKNOWLEDGE THAT THIS LIMITATION OF LIABILITY CLAUSE HAS BEEN REVIEWED, UNDERSTOOD, IS A MATERIAL PART OF THIS AGREEMENT, AND EACH PARTY HAS HAD THE OPPORTUNITY TO SEEK LEGAL ADVICE REGARDING THIS PROVISION.

14 SUSPENSION

14.1 CLIENT may, at any time and without cause, suspend the Services of CONSULTANT, or any portion thereof for a period of not more than 90 calendar days by notice in writing to CONSULTANT. CONSULTANT shall resume the Services on receipt from CLIENT of a written notice of resumption of the Services. If such suspension causes an increase in CONSULTANT's cost or a delay in the performance of the Services, then an equitable adjustment shall be made to the Compensation and Project Schedule, as appropriate. In the event that the period of suspension exceeds 90 calendar days, the contract time and compensation are subject to renegotiation.

15 TERMINATION

15.1 CLIENT may terminate all or part of this Agreement for CLIENT's convenience by providing 14 calendar days written notice to CONSULTANT. In such event, CONSULTANT will be entitled to Compensation for the Services performed up to the effective date of termination plus compensation for reasonable termination expenses. CONSULTANT will not be entitled to compensation for profit on Services not performed.

16 DISPUTES RESOLUTION – ARBITRATION

16.1 Any dispute arising between the parties concerning this Agreement or the rights and duties of either party in relation thereto shall first be submitted to a panel consisting of at least one representative of each party who shall have the authority to enter into an agreement to resolve the dispute. The disputes panel shall be conducted in good faith, either physically or electronically, within two weeks of a request by either party.

No written, verbal or electronic representation made by either party during the course of any panel proceeding or other settlement negotiations shall be deemed to be a party admission.

16.2 If the panel fails to convene within two weeks, or if the panel is unable to reach resolution of the dispute, then either party may submit the dispute for binding arbitration to be held in accordance with the Construction Industry Rules of the American Arbitration Association ("Association") in effect at the time that the demand for arbitration is filed with the Association. Either party may file in the manner provided by the Rules of the Association, a Demand for Arbitration at any time. The arbitrator or arbitrators appointed by the Association shall have the power to award to either party to the dispute such sums, costs, expenses, and attorney's fees as the arbitrator or arbitrators may deem proper.

17 NOTICE

17.1 Any notice or communication required or permitted by this Agreement shall be deemed sufficiently given if in writing and when delivered personally or 48 hours after deposit with a receipted commercial courier service or the U.S. Postal Service as registered or certified mail, postage prepaid, and addressed as follows:

CLIENT

Coronus Energy Corp.

1100-1200 West 73rd Ave.

Vancouver, B.C., Canada

V6P 6G5

Attn: Jeff Thachuk

CONSULTANT

Belectric, Inc.

8076 Central Avenue

Newark, CA 94560

Attn: Jason Cole

or to such other address as the party to whom notice is to be given has furnished to the other party(ies) in the manner provided above.

18 SURVIVAL OF CONTRACT TERMINATION

18.1 The Articles relating to Indemnification, Limitation of Liability, Preexisting Conditions, Data Rights, Confidentiality, Governing Law and Venue shall survive completion of the Services, payment in full of the Compensation and termination of this Agreement.

19 MISCELLANEOUS

19.1 Governing Law. The validity, construction and performance of this Agreement and all disputes between the parties arising out of this Agreement or as to any matters related to but not covered by this Agreement shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State where the Project is located.

19.2 Assignment. Neither this Agreement nor any rights under this Agreement may be assigned by any party, other than to a party's affiliate, parent or subsidiary, without the prior written consent of the other party(ies).

19.3 Binding Effect. The provisions of this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.

19.4 Parties in Interest. Nothing in this Agreement, expressed or implied, is intended to confer on any person or entity other than the parties any right or remedy under or by reason of this Agreement.

19.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

19.6 Amendment and Waiver. This Agreement may be amended, modified or supplemented only by a writing executed by each of the parties. Any party may in writing waive any provisions of this Agreement to the extent such provision is for the benefit of the waiving party. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by that party of any other party's compliance with provisions of this Agreement. No waiver by any party of a breach of any provision of this Agreement shall be construed as a waiver of any subsequent or different breach, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

19.7 Venue, Jurisdiction and Process. The parties agree that any arbitration proceeding arising out of this Agreement or for the interpretation, performance or breach of this Agreement, shall be instituted in the County where the Project is located, and each party irrevocably submits to the jurisdiction of such proceeding and waives any and all objections to jurisdiction or venue that it may have under the laws of that state or otherwise in such proceeding.

19.8 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if any invalid or unenforceable provision were omitted.

19.9 Preparation of Agreement. All provisions of this Agreement have been subject to full and careful review by and negotiation between CONSULTANT and CLIENT. Each such party has availed itself of such legal advice and counsel as it, respectively, has deemed appropriate. The parties hereto agree that neither one of them shall be deemed to be the drafter or author of this Agreement, and in the event this Agreement is subject to interpretation or construction by a court of law or panel of arbitration, such court or panel shall not construe this Agreement or any portion hereof against either party as the drafter of this Agreement.

19.10 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties pertaining to the subject matter of this Agreement, and supersedes all prior agreements, understandings, negotiations, representations and discussions, whether verbal or written, of the parties pertaining to that subject matter.

CLIENT

CORONUS ENERGY CORP.

____
Signature of Authorized Employee

Jeff Thachuk
____
Employee Name (Printed or Typed)

March 20, 2013
____
Date

CONSULTANT

BELECTRIC, INC.

____
Signature of Authorized Employee

JASON COLE
____
Employee Name (Printed or Typed)

MARCH 20, 2013
____
Date

Attachment A

TASK ORDER

This Task Order is made this the ___ day of ___________, 20___, by and between ___________________ ("CLIENT") and Belectric, Inc. ("CONSULTANT") pursuant to the terms and conditions set forth in the Master Services Agreement executed between the parties on the ____ day of ___________, 20___, ("Agreement"), which incorporated this Task Order by reference.

1. The CONSULTANT's reference number for this Task Order is _________________. This number shall be referenced in each invoice submitted by CONSULTANT to CLIENT under this Task Order.

2. The Services to be performed by CONSULTANT under this Task Order are as follows:

____

____

____.

3. The Project Schedule is as follows:

____

____

____.

4. The Compensation to be paid to CONSULTANT for the performance of the Services under this Task Order is set forth in Attachment C (Compensation), attached hereto and incorporated herein by reference.

5. Deliverables to be provided under this Task Order are as follows:

____

____

____.

CLIENT

____
Signature

____
Name (Printed or Typed)
0

____
Date

CONSULTANT

____
Signature

____
Name (Printed or Typed)

____
Date

Attachment B

CHANGE ORDER

Change Order No. ___________
Effective Date _______________

In accordance with Article 7 of the Master Services Agreement dated _______________, 20___ ("Agreement") between ____________________ ("CLIENT") and Belectric, Inc. ("CONSULTANT"), this Change Order modifies the Agreement as follows:

1. Change in Services:

____
____
____
____.

2. Change in period of performance (attach revised schedule if appropriate):

____.

3. Change in CONSULTANT's Compensation:

____.

All other terms and conditions remain unchanged.

CLIENT	**CONSULTANT**
______________________________	______________________________
Signature	Signature
______________________________	______________________________
Name (Printed or Typed)	Name (Printed or Typed)
______________________________	______________________________
Date	Date

Attachment C

TASK ORDER COMPENSATION – LUMP SUM

1. CLIENT shall pay to CONSULTANT under this Task Order, a lump sum amount of $_______________ as Compensation for the performance of the Services.

2. The payment schedule shall be as follows:
____
____
____.

3. CLIENT will pay to CONSULTANT additional compensation for labor and expenses incurred by CONSULTANT in responding to or and assisting with any audit required by CLIENT, or any federal, state and local government agencies. The basis of payment will be the CONSULTANT's rate schedule ("Rate Schedule") as set forth below.

The rates provided below shall be in effect from _______________ to _______________.

Labor Category	Hourly Rate
Finance/Accounting Services:	
Director	$175.00
Accountant	$130.00
Administrative/Clerical	$70.00
Engineering/Construction Management Services:	
Director	$175.00
Senior Design Engineer	$155.00
Design Engineer	$130.00
CAD Designer	$100.00
Administrative/Clerical	$70.00

Materials and other Direct Costs will be billed at cost plus 15%.

4. CLIENT shall mail all payments to CONSULTANT at the following address:

Belectric, Inc.

Attn: Diane Padilla, Accounts Receivable

8076 Central Ave.

Newark, CA 94560